UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 30, 2020

Fifth Third Bancorp

(Exact name of registrant as specified in its charter)

Ohio	001-33653	31-0854434
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Fifth Third Center 38 Fountain Square Plaza, Cincinnati, Ohio	45263
(Address of Principal Executive Offices)	(Zip Code)

(800) 972-3030

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Without Par Value	FITB	The NASDAQ Stock Market LLC
Depositary Shares Representing a 1/1000th Ownership Interest in a Share of 6.625% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series I	FITBI	The NASDAQ Stock Market LLC
Depositary Shares Representing a 1/40th Ownership Interest in a Share of 6.00% Non-Cumulative Perpetual Class B Preferred Stock, Series A	FITBP	The NASDAQ Stock Market LLC
Depositary Shares Representing a 1/1000th Ownership Interest in a Share of 4.95% Non-Cumulative Perpetual Preferred Stock, Series K	FITBO	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

Fifth Third Bancorp is filing the information in Exhibit 99.1 to this Current Report on Form 8-K to incorporate into its securities filing certain information from its April 21, 2020 earnings release for the first quarter of 2020.

Supplemental Risk Factor

Fifth Third and/or the holders of its securities could be adversely affected by unfavorable ratings from rating agencies.

Fifth Third’s ability to access the capital markets is important to its overall funding profile. This access is affected by the ratings assigned by rating agencies to Fifth Third, certain of its subsidiaries and particular classes of securities they issue. The interest rates that Fifth Third pays on its securities are also influenced by, among other things, the credit ratings that it, its subsidiaries and/or its securities receive from recognized rating agencies. A downgrade to Fifth Third or its subsidiaries’ credit rating could affect its ability to access the capital markets, increase its borrowing costs and negatively impact its profitability. A ratings downgrade to Fifth Third, its subsidiaries or their securities could also create obligations or liabilities of Fifth Third under the terms of its outstanding securities that could increase Fifth Third’s costs or otherwise have a negative effect on its results of operations or financial condition.

Additionally, a downgrade of the credit rating of any particular security issued by Fifth Third or its subsidiaries could negatively affect the ability of the holders of that security to sell the securities and the prices at which any such securities may be sold.

On April 28, 2020, Fitch Ratings Inc. (“Fitch”) revised Fifth Third Bancorp’s Rating Outlook on its Long- and Short-Term Issuer Default Ratings to “Negative” from “Stable” as part of an ongoing horizontal review of all U.S. banks the agency is conducting as a result of concerns about significant operating environment challenges due to the disruption to economic activity and financial markets from the coronavirus pandemic. As of the date of this prospectus, we are under review by Fitch and Fitch has not changed our ratings. Accordingly, our Fitch ratings are subject to change at any time.

Other rating agencies may also take actions to downgrade their ratings of the securities issued by Fifth Third or its subsidiaries. There can be no assurances that Fifth Third or its subsidiaries will retain any specific rating from any specific rating agency.

Item 9.01	Financial Statements and Exhibits

Exhibit 99.1 – Certain financial information contained in press release dated April 21, 2020.

Exhibit 104 – Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIFTH THIRD BANCORP
(Registrant)

Date: April 30, 2020	/s/ TAYFUN TUZUN

Tayfun Tuzun
Executive Vice President and Chief Financial Officer